UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

Protect Pharmaceutical Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-54001	82-4148346
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4876, Cecile Avenue, Las Vegas NV		89115
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 866-3726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “Protect Pharmaceutical,” and “our” refer to Protect Pharmaceutical Corporation, unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors appointed Una Taylor to fill vacancies on the Company’s Board of Directors, effective at the close business as of November 12, 2018. Ms. Taylor was also appointed Cheif Executive Officer (CEO) on November 13, 2018.

The Board of Directors and the Company’s new officers consist of the following persons are as follows:

Name	Age	Position

Una Taylor 16820 SW 39th St Miramar Florida 33027	42	Director

The directors will serve until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. The following is information concerning the business backgrounds of Ms. Taylor.

Una Taylor. The former Chief Executive Officer of Rokk3r Inc (formerly Eight Dragons company) a full-stack development Ecosystem for start-ups. Headquartered in Miami, FL and commencing operations in 2017 Una Taylor seek to help companies using innovation and vision to address the world’s biggest challenges and realize exponential opportunities. Ms. Taylor is also the Founder and CEO of Renewable Energy Supplies LLC, a Florida limited liability company.  Renewable Energy Supplies LLC was founded in 2010 as an Alternative Energy Company with the goal of bringing renewable, non-polluting power to homes and businesses in the Caribbean region, Renewable Energy delivered the best products, training, and support needed to its growing customer base. Renewable Energy supplies re-sellers, contractors, integrators, and installers with reliable products and the training they need to design, install and maintain renewable energy systems. Ms. Taylor also served as a director of World Cup of Sales Inc. (an online cash prize sales tournament for college students that help startups launch their products) and served as its first Chief Product Officer.  In addition, Ms. Tayler is Chief Executive Officer and a  member of the Board of Directors of Protect Pharmaceutical Corporation, a Nevada public corporation .

Effective November 13, 2018, Yvette Sanchez resigned as an officer of Protect Pharmaceutical Corporation and of the Board of Directors, effective November 13, 2018. There were no disagreements with these former directors of the Company as to its operations, policies or practices.

The Board of Directors will not adopt a procedure for stockholders to send communications to the Board of Directors until it has considered and reviewed the merits of several possible alternative communications procedures. The Company has no policy and does not presently intend to consider director candidates for election to the Board of Directors recommended by security holders, although that policy may be reconsidered in the future.

ITEM 7.01 Regulation FD Disclosure.

Note: the information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2018

Protect Pharmaceutical Corporation

By:/s/ Una Taylor
Una Taylor, President

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